     U.S. SECURITIES AND EXCHANGE COMMISSION

    Washington, D.C. 20549

FORM 8-K

             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE  SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 9, 2005

COMMISSION FILE NUMBER: 333-87968

KNIGHT FULLER, INC.

      (Exact name of registrant as specified in its charter)

                Delaware

45-0476087

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 (State or jurisdiction of incorporation

 (I.R.S. Employer I.D. No.)

 or organization

190 N. Canon Drive, Suite 420

Beverly Hills, CA

90210

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(Address of principal executive offices)

        (Zip Code)

Registrant's telephone number: 310-275-4290

 ______________________________________________________

     (Former name or former address, if changed since last report)

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

On or about August 9, 2005, the Registrant converted 68 shares of its Series A Preferred Stock to 1,360,000 shares of its common stock in favor of an affiliate, a sophisticated investor who had access to all corporate and financial information, pursuant to Section 4(2) of the Securities Act of 1933.

On or about August 11, 2005, the Registrant converted 7 shares of its Series A Preferred Stock to 140,000 shares of its common stock in favor of a former officer and director; a sophisticated investor who had access to all corporate and financial information, pursuant to Section 4(2) of the Securities Act of 1933.

On or about August 11, 2005, the Registrant converted 6 shares of Series A Preferred Stock to 120,000 shares of common stock, in favor of a non-related investor, pursuant to Section 4(2) of the Securities Act of 1933.

Item 3.03 Material Modification to Rights of Security Holders

On or about August 4, 2005, the board of directors, pursuant to the consent of 2/3 of the holders of the Series A Preferred Stock and the authority granted them in the Certificate of Incorporation and By Laws, approved amended the Certificate of Designation of Rights and Preferences of the Series A Convertible Preferred Stock of Knight Fuller, Inc., reducing the conversion rate of the preferred to common stock from 100,000 common shares for every one preferred share to 20,000 common shares for every one preferred share, and filed the certificate with the Secretary of State of Delaware.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 12, 2005

Knight Fuller, Inc.

     /s/ Ronald Pienaar

_ _____________________________

By: Ronald Pienaar, President